UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2021

DZS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 Tennyson Parkway, Suite 400 Plano, TX 75024
(Address of Principal Executive Offices, including Zip Code)

 (469) 327-1531

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Active 57836008

Item 2.02	Results of Operations and Financial Condition.

Based on a preliminary review of the results of DZS Inc., a Delaware corporation (the “Company”), for the quarter and year ended December 31, 2020, the Company currently estimates that (i) the Company generated net revenues of between $88.5 to $89.5 million for the quarter ended December 31, 2020 and $300.5 to $301.5 million for the fiscal year ended December 31, 2020 and (ii) as of December 31, 2020, the Company had approximately $54.4 million in cash, cash equivalents and restricted cash, and $43.6 million in total debt. These initial estimates are preliminary only and are subject to revision based on the completion of the Company’s year-end accounting and financial reporting processes that are necessary to finalize the Company’s financial statements as of and for the year ended December 31, 2020.  Considering the preliminary nature of these estimated results, which are based on incomplete information currently available to the Company, there can be no assurance that these estimates will be realized.  The Company’s actual results for the quarter and year ended December 31, 2020 may differ materially from these estimates, and accordingly undue reliance should not be placed on these preliminary estimates.

The estimated financial information included herein has been prepared by, and is the responsibility of, the Company’s management.  Neither PricewaterhouseCoopers LLP nor Grant Thornton LLP has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to this estimated financial information and, accordingly, neither PricewaterhouseCoopers LLP nor Grant Thornton LLP expresses an opinion or any other form of assurance with respect thereto.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

On January 26, 2021, the Company issued a press release announcing its proposed offering of shares of the Company’s common stock, par value $0.001 per share. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filings under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K (and the exhibits attached hereto) contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen effects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks.

Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

Item 9.01Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated January 26, 2021, announcing the offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DZS INC.

Date: January 26, 2021	By:	/s/ Tom Cancro
Tom Cancro
Chief Financial Officer